UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2012

DIRECT MARKETS HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, New York, New York	10020
(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:       Departure of Directors or Certain Officers.

On August 21, 2012, Richard M. Cohen resigned from the Registrant’s Board of Directors.

Item 8.01.       Other Events.

On August 22, 2012, Rodman & Renshaw, LLC, the Registrant’s broker-dealer affiliate (“R&R”), entered into a Letter of Acceptance, Waiver and Consent (“AWC”) with the Financial Industry Regulatory Authority (“FINRA”) for the purposes of settling, without admitting or denying FINRA’s finding, certain alleged violations of NASD Rules 2711 and 3010 and FINRA Rule 2010 that allegedly occurred from January 2008 through March 2012.  The alleged violations related to interaction between investment banking and research functions, watch and restricted list procedures, research analyst compensation procedures and procedures for the adequate disclosure in research reports of market making status in the subject company’s securities (collectively, the “Alleged Violations”).

The AWC provides for the censure of R&R and a fine in the amount of $315,000.  Further, the AWC requires R&R to retain an independent consultant, at its expense, to conduct a comprehensive review of the firm’s policies, systems and procedures and training related to the rules and regulations underlying the Alleged Violations and provide a written report to FINRA with respect to its review, including its recommendations for modifications and additions to the firm’s policies, systems, procedures and training which recommendations R&R shall adopt and implement.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Direct Markets Holdings Corp.

Dated: August 22, 2012	By:	/s/ Edward Rubin
Edward Rubin
Chief Executive Officer